UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SunOpta Inc. (the "Company") held an Annual Meeting of Shareholders on May 23, 2024 (the "Meeting").  The matters voted upon at the Meeting included: (1) the election of eight directors of the Company for the ensuing year; (2) the appointment of Ernst & Young LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; and (3) a non-binding, advisory resolution to approve the compensation of the Company's named executive officers.

Our scrutineer reported the vote of the shareholders as follows:

1. Election of Directors

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dr. Albert Bolles	80,972,100	1,537,615	71,925	11,595,138
Rebecca Fisher	80,851,470	1,707,708	22,462	11,595,138
Dean Hollis	79,603,195	2,909,027	69,418	11,595,138
Katrina Houde	80,043,421	2,515,558	22,661	11,595,138
Brian Kocher	81,915,488	643,261	22,891	11,595,138
Diego Reynoso	81,522,223	982,516	76,901	11,595,138
Leslie Starr	79,989,339	2,569,591	22,710	11,595,138
Mahes Wickramasinghe	81,476,964	1,081,542	23,134	11,595,138

2. Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,230,607	416,624	55,310	-

3. Advisory Resolution Regarding the Compensation of the Company's Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,415,766	5,089,687	76,187	11,595,138

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
Chief Administrative Officer

Date	May 29, 2024